As filed with the Securities and Exchange Commission on September 9, 2021

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Payoneer Global Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(001-40547)	86-1778671
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Payoneer Global Inc. 2021 Omnibus Incentive Plan Payoneer Global Inc. 2021 Employee Stock Purchase Plan
Payoneer Inc. 2007 Share Incentive Plan Payoneer Inc. 2007 US Share Incentive Plan Payoneer Inc. 2017 Share Incentive Plan
(Full Title of the Plans)

150 W. 30th St.

New York, NY, 10001

(212) 600-9272

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies of all correspondence to:

Byron Rooney Adam Kaminsky Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share, reserved for issuance under the Payoneer Global Inc. 2021 Omnibus Incentive Plan	38,016,011(2)	$10.07(3)	$382,821,230.77	$41,765.80
Common Stock, par value $0.01 per share, reserved for issuance under the Payoneer Global Inc. 2021 Employee Stock Purchase Plan	7,603,202(4)	$8.56(5)	$65,079,607.52	$7,100.19
Common Stock, par value $0.01 per share, that may be issued pursuant to the exercise of outstanding stock options under the Payoneer Inc. 2017 Share Incentive Plan	31,820,625(6)	$2.37(7)	$75,414,881.25	$8,227.76
Common Stock, par value $0.01 per share, that may be issued pursuant to the settlement of restricted stock units under the Payoneer Inc. 2017 Share Incentive Plan	3,189,449(8)	$10.07(9)	$32,117,751.43	$3,504.05
Common Stock, par value $0.01 per share, that may be issued pursuant to the exercise of outstanding stock options under the Payoneer Inc. 2007 Share Incentive Plan	7,214,757(10)	$1.58(11)	$11,399,316.06	$1,243.67
Common Stock, par value $0.01 per share, that may be issued pursuant to the exercise of outstanding stock options under the Payoneer Inc. 2007 U.S. Share Incentive Plan	7,779,785(12)	$1.38(13)	$10,736,103.30	$1,171.31
Total	95,623,829		$577,568,890.33	$63,012.77

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of common stock, $0.01 par value (“Common Stock”), of Payoneer Global Inc. (the “Company” or the “Registrant”) that are (i) authorized for issuance under the Payoneer Global Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”) and the Payoneer Global Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), and (ii) authorized for issuance upon the exercise of outstanding stock options issued and or settlement of restricted stock units pursuant to the Omnibus Plan, ESPP, Payoneer Inc. 2017 Share Incentive Plan (the “2017 Plan”) Payoneer Inc. 2007 Share Incentive Plan (the “2007 Plan”) and the Payoneer Inc. 2007 U.S. Share Incentive Plan (the “2007 U.S. Plan,” and, together with the Omnibus Plan, the ESPP, the 2017 Plan and the 2007 Plan, the “Plans”). In the event of any stock dividend, stock split or other similar transaction involving the Common Stock, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents shares of Common Stock that may be issued under the Omnibus Plan. In general, to the extent that any awards under the Omnibus Plan are forfeited, cancelled or expire for any reason before being exercised or settled in full, if any awards are settled in cash or if shares issued under the Omnibus Plan are reacquired by the Registrant pursuant to a forfeiture provision, repurchase right or for any other reason, those shares will again become available for issuance under the Omnibus Plan, as will shares applied to pay the exercise or purchase price of an award or to satisfy tax withholding obligations related to any award.
(3)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $10.07 per share represents the average high and low sales prices of the Common Stock as quoted on NASDAQ on September 7, 2021.
(4)	Represents shares of Common Stock reserved for issuance under the ESPP.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average high and low sales prices of the Common Stock as quoted on NASDAQ on September 7, 2021, multiplied by 85%.
(6)	Represents shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options under the 2017 Plan.
(7)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $2.37 per share represents the weighted average exercise price per share of outstanding awards under the 2017 Plan.
(8)	Represents shares of Common Stock that may be issued pursuant to the settlement of restricted stock units under the 2017 Plan.
(9)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $10.07 per share represents the average high and low sales prices of the Common Stock as quoted on NASDAQ on September 7, 2021.
(10)	Represents shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options under the 2007 Plan.
(11)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $1.58 per share represents the weighted average exercise price per share of outstanding awards under the 2007 Plan.
(12)	Represents shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options under the 2007 U.S. Plan.
(13)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $1.38 per share represents the weighted average exercise price per share of outstanding awards under the 2007 U.S. Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Payoneer Global Inc., a Delaware corporation (the “Registrant”), relating to (i) 38,016,011 shares of common stock, par value $0.01 per share (the “Common Stock”), issuable under the Payoneer Global Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”); (ii) 7,603,202 shares of Common Stock reserved for issuance under the Payoneer Global Inc. 2021 Employee Stock Purchase Plan (the “ESPP”); (iii) 31,820,625 shares of Common Stock issuable upon the exercise of stock options granted under the Payoneer Inc. 2017 Share Incentive Plan (the “2017 Plan”); (iv) 3,189,449 shares of Common Stock issuable upon the settlement of restricted stock units under the 2017 Plan; (v) 7,214,757 shares of Common Stock issuable upon the exercise of stock options granted under the Payoneer Inc. 2007 Share Incentive Plan (the “2007 Plan”) and (vi) 7,779,785 shares of Common Stock issuable upon the exercise of stock options granted under the Payoneer Inc. 2007 U.S. Share Incentive Plan (the “2007 U.S. Plan”).

This Registration Statement includes a reoffer prospectus prepared in accordance with the requirements of General Instruction C of Form S-8 and the requirements of Part I of Form S-3. The reoffer prospectus may be used for the reoffer and resale of up to 1,884,159 shares of our Common Stock on a continuous or delayed basis of certain of those shares of Common Stock of Payoneer Global Inc. (the “Company,” “Registrant,” “we” or “us”) that constitute “control securities” and/or “restricted securities” within the meaning of the Securities Act, by certain directors and executive officers of the Registrant (the “Selling Stockholders”), for their own accounts. The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Common Stock. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PAYONEER GLOBAL INC.

1,884,159 Shares of Common Stock

Offered by Selling Stockholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 1,884,159 shares of common stock, par value $0.01 per share, of Payoneer Global Inc., a Delaware corporation (“Common Stock”). This Reoffer Prospectus covers 1,884,159 shares of Common Stock issuable to Selling Stockholders pursuant to awards granted or to be granted by Payoneer Global Inc. to the Selling Stockholders under the Payoneer Global Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”), the Payoneer Inc. 2017 Share Incentive Plan (the “2017 Plan”), the Payoneer Inc. 2007 Share Incentive Plan (the “2007 Plan”) and the Payoneer Inc. 2007 U.S. Share Incentive Plan (the “2007 U.S. Plan”), including restricted stock units and stock options. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders include current and former directors, executive officers and other employees, some of which are “affiliates” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 10 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Shares of Common Stock that will be issued pursuant to restricted stock units and stock options granted to Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Common Stock is listed on NASDAQ under the symbol “PAYO.”

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page 3 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2021.

TABLE OF CONTENTS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus, unless otherwise noted herein, “we”, “us”, “our”, “Payoneer”, and the “Company” refer to Payoneer Inc. for the period prior to the Closing Date and to Payoneer Global Inc. for the period thereafter.

ABOUT THIS PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the Commission under the U.S. Securities Exchange Act of 1934, as amended. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We also maintain an Internet website at www.payoneer.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus. Our principal executive office is located at Payoneer Global Inc., 150 W 30th St, New York, New York, 10001, and can be reached by telephone at (212) 600-9272.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission rules permit us to incorporate by reference information in this Reoffer Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Reoffer Prospectus, except for information superseded by information contained in this Reoffer Prospectus itself or in any subsequently filed incorporated document. This Reoffer Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about the Company and its business and financial condition.

(1)	Amendment No. 1 to the Registrant’s Registration Statement filed on Form S-1 with the SEC on August 4, 2021 (File No. 333-258027), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(2)	The Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2021, filed with the Commission on August 11, 2021.

(3)	The Company’s Current Reports on Form 8-K, filed with the Commission on June 25, 2021, July 1, 2021; and July 28, 2021.

(4)	The description of the Company’s Common Stock contained in Prospectus filed pursuant to Rule 424(b)(3) on August 6, 2021, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement of which this Reoffer Prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Reoffer Prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Reoffer Prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Reoffer Prospectus shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Reoffer Prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:

Payoneer Global Inc.

150 W 30th St.

New York, New York, 10001

Tel.: (212) 600-9272

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and any accompanying prospectus supplement contains forward-looking statements. All statements, other than statements of historical facts, may be forward-looking statements.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and other similar words and expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of Payoneer’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” discussed and identified in public filings made with the U.S. Securities and Exchange Commission (the “SEC”) by Payoneer, and the following:

-	the expected benefits of the reorganization with FTAC Olympus Acquisition Corp pursuant to that certain Agreement and Plan of Reorganization (as amended on February 16, 2021, May 10, 2021 and June 22, 2021, the “Reorganization Agreement”), by and among FTOC, the Company (f/k/a New Starship Parent Inc.), Starship Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of the Company, Starship Merger Sub II Inc., a Delaware corporation and wholly owned subsidiary of the Company, and Payoneer Inc., that closed on June 25, 2021 (the “Reorganization”);

-	our financial performance following the Reorganization;

-	the impact of the COVID-19 pandemic on our business and the actions we may take in response thereto;

-	the effect of legal, tax and regulatory changes; and

-	the outcome of any known and unknown litigation and regulatory proceedings.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Payoneer prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risk factors included herein. Forward-looking statements reflect current views about Payoneer’s plans, strategies and prospects, which are based on information available as of the date of this Reoffer Prospectus. Except to the extent required by applicable law, Payoneer undertakes no obligation (and expressly disclaims any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

PROSPECTUS SUMMARY

This Reoffer Prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the registration statement of which this Reoffer Prospectus forms part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s website or at the Commission’s offices described above under the heading “Incorporation of Certain Information by Reference” if necessary.

When used in this prospectus, unless otherwise noted herein, “we”, “us”, “our”, “Payoneer”, and the “Company” refer to Payoneer Inc. for the period prior to the Closing Date and to Payoneer Global Inc. for the period thereafter.

Overview

Payoneer is a global payment and commerce-enabling platform powering the growth of millions of digital businesses. We started Payoneer more than fifteen years ago with the idea that modern technology and the internet would transform commerce and make it possible for anyone, anywhere to build and grow a digital business. We believed that if we could democratize access to global payments for small and large businesses, then we could increase the velocity of commerce around the world and enable more businesses to participate and succeed in the digital economy.

To deliver on this mission, we have built a global financial platform that connects the world and makes global commerce local for businesses of all sizes. In 2020, Payoneer supported transactions in over 7,000 unique trade corridors as global digital commerce continues to expand to all corners of the world. Over the past fifteen years we have developed a robust global platform that delivers bank-grade security, stability and redundancy combined with modern digital capabilities that interconnect the world on a single platform. We enable local settlement and redundancy in more than 100 countries and process more than 300,000 new customer applications a month. All of this runs through our platform which is built on a modern technology infrastructure offering a broad product suite, supported by a global operations team, and leveraging data and machine learning capabilities to manage risk and support our customers.

Recent Developments

Business Combination with FTAC Olympus Acquisition Corp.

On June 25, 2021 (the “Closing Date”), FTAC Olympus Acquisition Corp., a Delaware corporation consummated the previously announced Reorganization with Payoneer Inc., a Delaware corporation. Pursuant to the Reorganization Agreement (as defined above), prior to the Closing Date and prior to the Reorganization, FTOC changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. In connection with the closing of the Reorganization, the Company changed its name from New Starship Parent, Inc. to Payoneer Global Inc. Following the Reorganization, Payoneer Global Inc. became a publicly traded company, with Payoneer Inc., a subsidiary of Payoneer, continuing the existing business operations.

About The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 1,884,159 shares of Common Stock issuable to Selling Stockholders pursuant to awards granted or to be granted by the Company to the Selling Stockholder under the Omnibus Plan, the 2017 Plan, the 2007 Plan and the 2007 U.S. Plan, including restricted stock units and stock options. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. You should carefully consider the risks we have described under “Risk Factors” in our Registration Statement on Form S-1, as amended, filed with the Commission on August 4, 2021, together with all the other information appearing in or incorporated by reference into this prospectus, before deciding to invest in our Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholders.

DESCRIPTION OF SECURITIES

The information set forth in “Description of Securities” of our Prospectus filed pursuant to Rule 424(b)(3) on August 6, 2021 is incorporated herein by reference.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of August 31, 2021 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. We have determined beneficial ownership in the manner described in footnote (1) to the table below and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o Payoneer Global Inc., 150 W 30th St, New York, New York, 10001.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering (1)	Percentage of Common Stock Beneficially Owned Before Resale (1)(3)	Shares of Common Stock Offered for Resale in this Offering(1)	Shares of Common Stock Beneficially Owned After this Offering (2)	Percentage of Common Stock Beneficially Owned After Resale (1)(3)
Scott Galit(4)†	11,188,131	3.3%	20,000	11,168,131	3.3%
Michael Levine(5)†	3,695,700	1.1%	30,000	3,665,700	1.1%
Charles Rosenblatt (6)†	654,500	*	20,000	634,500	*
Aviva Arnon (7)†	1,572,001	*	20,000	1,552,001	*
Tsafi Goldman (8)†	956,869	*	30,000	926,869	*
Keren Levy (9)†	3,385,957	*	20,000	3,365,957	*
Oded Edri (10)†	417,111	*	30,000	387,111	*
Noam Oren(11)†	2,190,198	*	20,000	2,170,198	*
Robert Clarkson (12)†	1,013,171	*	1,013,171	—	*
Arnon Kraft (13)†	337,782	*	337,782	—	*
Heather Tookes (14)†	114,402	*	114,402	—	*
Rich Williams (15)†	114,402	*	114,402	—	*
Pamela Patsley (16)†	114,402	*	114,402	—	*

†	Shares of common stock beneficially owned include shares issuable upon the exercise or settlement of existing equity awards and earn-out shares.
*	Less than 1%

(1)	The numbers of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable grants previously made or that the Company has previously resolved to make irrespective of whether such grants are exercisable, vested or convertible as of the Determination Date or will become exercisable, vested or convertible within 60 days after the Determination Date.
(2)	Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the restricted stock units relating to the shares being offered.
(3)	Percentages are based on the 338,634,006 shares of Common Stock issued and outstanding as of the Determination Date.
(4)	Includes 20,000 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(5)	Includes 30,000 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(6)	Includes 20,000 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(7)	Includes 20,000 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(8)	Includes 30,000 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(9)	Includes 20,000 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(10)	Includes 30,000 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(11)	Includes 20,000 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(12)	Consists of 1,013,171 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(13)	Consists of 337,782 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted. To be appointed as an executive officer on or immediately following the effective date of this Prospectus.
(14)	Consists of 114,402 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(15)	Consists of 114,402 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(16)	Consists of 114,402 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted. To be appointed as director on or immediately following the effective date of this Prospectus.

Other Material Relationships with the Selling Stockholders

Employment Relationships

Payoneer has entered into employment agreements or employment letters with certain of its executive officers, including Scott Galit, Charles Rosenblatt and Michael Levine.

Indemnification Agreement

We (and/or our subsidiaries) have entered or will enter into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide that we will indemnify each of the directors, executive officers, officers and other employees against any and all expenses incurred by that director, executive officer, officer and other employee because of his or her status as one of our directors, executive officers, officers and other employees to the fullest extent permitted by applicable law, the charter or the bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by applicable law, we will advance all expenses actually and reasonably incurred by our directors, executive officers, officers and other employees in connection with a legal proceeding involving his or her status as a director, executive officer, officer and other employee.

Lock-Up Agreements

Each of the Selling Stockholders (other than any officer that became employed by Payoneer or a director who started providing services to Payoneer after the signing of the Reorganization Agreement, including Mr. Clarkson, Mr. Williams, Ms. Tookes and Ms. Patsley) have become subject to lock-up agreements prohibiting the transfer or disposition of our common shares for a period of 180 days from the Closing Date of the Reorganization, subject to certain exceptions.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on NASDAQ or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for Payoneer Global Inc. and the Selling Stockholders by Davis Polk & Wardwell LLP.

EXPERTS

The financial statements of Payoneer Inc. as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 incorporated in this prospectus by reference to Payoneer Global Inc.'s Amendment No. 1 to the registration statement on Form S-1 (No. 333-258027) have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of FTAC Olympus Acquisition Corp. as of December 31, 2020 and for the period from June 2, 2020 (inception) through December 31, 2020 incorporated in this prospectus by reference to Payoneer Global Inc.'s Amendment No. 1 to the registration statement on Form S-1 (No. 333-258027) have been so incorporated in reliance on the report of WithumSmith+Brown, PC, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(1)	Amendment No. 1 to the Registrant’s Registration Statement filed on Form S-1 with the SEC on August 4, 2021 (File No. 333-258027), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(2)	The Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2021, filed with the Commission on August 11, 2021.

(3)	The Company’s Current Reports on Form 8-K, filed with the Commission on June 25, 2021, July 1, 2021; and July 28, 2021.

(4)	The description of the Company’s Common Stock contained in Prospectus filed pursuant to Rule 424(b)(3) on August 6, 2021, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 6.02 of the Registrant’s Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law. The Registrant will enter into indemnification agreements with each of its current directors and executive officers or other employees to provide these directors and executive officers or other employees additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7. Exemption for Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Payoneer Global Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on July 1, 2021 (File No. 001-40547))

4.2	Bylaws for Payoneer Global Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the SEC on July 1, 2021 (File No. 001-40547))

5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm – Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited. (filed herewith)

23.2	Consent of WithumSmith+Brown, PC. (filed herewith)

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (filed herewith)

99.1	Payoneer Global Inc. 2021 Omnibus Incentive Plan (filed herewith)

99.2	Israeli Sub-Plan to Payoneer Global Inc. 2021 Omnibus Incentive Plan (filed herewith)

99.3	Payoneer Global Inc. 2021 Employee Stock Purchase Plan (filed herewith)

99.4	Payoneer Inc. 2017 Share Incentive Plan (filed herewith)

99.5	Payoneer Inc. 2007 Share Incentive Plan, as amended (filed herewith)

99.6	Payoneer Inc. 2007 U.S. Share Incentive Plan, as amended (filed herewith)

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 9, 2021.

Payoneer Global Inc.

By:	/s/ Scott Galit
	Name:	Scott Galit
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on September 9, 2021 in the capacities indicated.

SIGNATURE	TITLE

/s/ Scott Galit
Scott Galit	Chief Executive Officer, Director (principal executive officer)

/s/ Michael Levine
Michael Levine	Chief Financial Officer (principal financial officer)

/s/ Oded Edri
Oded Edri	Chief Accounting Officer (principal accounting officer)

*
Amir Goldman	Director

*
John C. (Hans) Morris	Director

*
Avi Zeevi	Director

*
Christopher (Woody) Marshall	Director

Rich Williams	Director

*
Heather Tookes	Director

* By:	/s/ Scott Galit

Scott Galit (Attorney-in-Fact)